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CONFORMED

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                ----------------

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                               EXECUTIVE RISK INC.
             (Exact name of registrant as specified in its charter)

                           Commission File No. 1-12800


          DELAWARE                                      06-1388171
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                82 HOPMEADOW STREET, SIMSBURY, CONNECTICUT 06070
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (860) 408-2000

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ITEM 5.  OTHER EVENTS.

SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION. At the Annual Stockholders Meeting held on May 9, 1997, the Registrant's stockholders adopted the Second Amended and Restated Certificate of Incorporation (attached hereto as
Exhibit 3.1, the "Restated Certificate"), pursuant to the requirements of
Section 242 and 245 of the Delaware General Corporation Law. The Restated Certificate appeared as Item 2 on the Company's proxy, having been approved by the Registrant's Board of Directors at a regular meeting held on February 18, 1997.

The Restated Certificate provides that the Board of Directors shall consist of at least seven and no more than eleven directors, as opposed to the prior requirement of thirteen directors. Also, the Restated Certificate deleted all provisions relevant to the prior Class A 7-1/2% Cumulative Convertible Preferred Stock and the prior Class B Common Stock. No share of either of the deleted classes were issued or outstanding as of May 9, 1997.

AMENDED AND RESTATED BYLAWS. At the regular Board of Directors meeting held May 9, 1997, the Board of Directors adopted the Registrant's Restated Bylaws (attached as Exhibit 3.2, the "Restated Bylaws"), which amends and restated the Bylaws so as to be consistent with the amendments discussed above with respect to the Restated Certificate.
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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

         The following exhibits are being filed as part of this report:

         Exhibit                                                   Number
         -------                                                   ------
Executive Risk Inc. Second Amended and                              3.1
Restated Certificate of Incorporation

Executive Risk Inc. Amended and                                     3.2
Restated Bylaws

                                   SIGNATURES

                  Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     EXECUTIVE RISK INC.
                                                     (Registrant)

Date:   June 5, 1997                        /s/ ROBERT H. KULLAS
                                            Robert H. Kullas, Chairman